UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) At the annual meeting of stockholders of the Company held on January 27, 2016 (the “2016 Annual Meeting”), the Company’s stockholders ratified the adoption of the Executive Performance-Based Variable Compensation Plan ("Executive PBVC Plan"). The Board of Directors of the Company adopted the Executive PBVC Plan on November 4, 2015, subject to stockholder ratification.
Under the Executive PBVC Plan the Company is permitted to grant awards that qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer and certain other highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if the Company pays compensation that is "performance-based" under Section 162(m), it may still receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The Executive PBVC Plan allows the Company to pay incentive compensation that is performance-based and therefore fully tax deductible on the Company's federal income tax return.
The foregoing summary of the Executive Performance-Based Variable Compensation Plan is qualified in its entirety by reference to the detailed summary of the Executive Performance-Based Variable Compensation Plan set forth in the section “Proposal No . 3 - Ratification of the Adoption of the Company's Executive Performance-Based Variable Compensation Plan” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 11, 2015 and to the full text of the Executive Performance-Based Variable Compensation Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting of the stockholders of Brooks Automation, Inc. (the “Company”) was held on January 27, 2016. The stockholders elected each of the Company’s nominees for director; approved, by a non-binding advisory vote, the overall compensation of the Company’s named executive officers; ratified the adoption of the Company's Executive Performance-Based Variable Compensation Plan; and, ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the 2016 fiscal year. The proposals below are described in detail in the Company’s definitive proxy statement dated December 11, 2015. The results are as follows:

1.    Election of Directors

	For	Withhold	Broker Non-Votes
A. Clinton Allen	57,431,517	1,098,799	5,370,539
Robyn C. Davis	58,381,621	148,695	5,370,539
Joseph R. Martin	58,428,431	101,885	5,370,539
John K. McGillicuddy	58,424,027	105,289	5,370,539
Krishna G. Palepu	57,228,892	1,301,424	5,370,539
Kirk P. Pond	58,374,162	156,154	5,370,539
Stephen S. Schwartz	58,425,657	104,659	5,370,539
Alfred Woollacott, III	58,377,966	152,350	5,370,539
Mark S. Wrighton	58,452,348	77,968	5,370,539
Ellen M. Zane	58,329,782	200,534	5,370,539

2.    Approval, by a non-binding advisory vote, of the overall compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
58,010,042	461,778	58,496	5,370,539

3.    Ratification of the adoption of the Company's Executive Performance-Based Variable Compensation Plan

For	Against	Abstain	Broker Non-Votes
57,865,638	613,416	51,262	5,370,539

4.    Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered accounting firm for the 2016 fiscal year

For	Against	Abstain	Broker Non-Votes
63,812,199	64,243	24,413	—

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Brooks Automation, Inc. Executive Performance-Based Variable Compensation Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: January 29, 2016	Jason W. Joseph Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
10.1	Brooks Automation, Inc. Executive Performance-Based Variable Compensation Plan